Exhibit 10.11.5
AMENDMENT
TO THE WESTERN DIGITAL 401(k) PLAN
The Western Digital Corporation 401(k) Plan (hereinafter referred to as the “Plan”) is hereby amended effective January 1, 2008.
WHEREAS, Western Digital Corporation believes it is in the best interest of Participants and desires to amend the Plan to provide for an increased Basic Matching Contribution beginning in calendar year 2008.
NOW, THEREFORE, the Plan is hereby amended as follows:
Amendment
Increase to Basic Matching Contribution
Section 5.3.1 of the Plan is hereby amended and restated to provide as follows:
     5.3.1 As of the last day of a contribution cycle (as such term is defined in 5.3.4 below), the Employer shall make a Basic Matching Contribution on behalf of each “Eligible Participant,” as defined in Subsection 5.3.3 below, who is an Eligible Employee of such Employer. A Basic Matching Contribution on behalf of an Eligible Participant under this Section 5.3 shall be in an amount equal to fifty percent (50%) of the Eligible Participant’s Pre-Tex Contributions for the contribution cycle which do not exceed five percent (5%) of the Eligible Participant’s Compensation for the contribution cycle, provided, however, that each Eligible Participant shall receive a Minimum Annual Basic Matching Contribution equal to 50% of the first $4,000 of the Eligible Participant’s Pre-Tax Contributions for the calendar year.
Section 5.3.2 of the Plan is hereby amended and restated to provide as follows:
     5.3.2 Any Basic Matching Contribution for a contribution cycle shall be paid to the Trustee and allocated to the Eligible Participant’s Matching Contributions Account as soon as practicable following the last day of such contribution cycle. Any contribution necessary to provide an Eligible Participant with the Minimum Annual Basic Matching Contribution shall be treated as a Basic Matching Contribution for all purposes under this Plan and shall be paid to the Trustee and allocated to the Eligible Participant’s Matching Contributions Account as soon as practicable following the last day of the last contribution cycle of a calendar year. For avoidance of doubt, any Participant who is an Eligible Participant for a Basic Matching Contribution with respect to any contribution cycle in a calendar year shall be an Eligible Participant for purposes of the Minimum Annual Basic Matching Contribution, if applicable to such Eligible Participant, for such calendar year.
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IN WITNESS WHEREOF, and as evidence of its adoption of this Amendment to the Plan, Western Digital Corporation has caused this Amendment to be executed by its duly authorized officer.

Western Digital Corporation

By:	/s/ Jackie DeMaria

Print Name:	Jackie DeMaria

Title:	Vice President, Human Resources

Date:	May 5, 2008